UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2014

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 24, 2014, Nuverra Environmental Solutions, Inc., a Delaware corporation (the “Company” or “Nuverra”), and VeroLube USA, Inc., a Texas corporation (the “Buyer”), entered into an Amended and Restated Stock Purchase Agreement (the “Amended Agreement”). The Amended Agreement amends and replaces in its entirety the Stock Purchase Agreement dated as of March 10, 2014, by and between the Company and the Buyer (the “Agreement”) attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2014, as amended by the First Amendment to the Stock Purchase Agreement dated as of April 7, 2014, by and between the Company and the Buyer.

Under the terms of the Amended Agreement, the Company and the Buyer agreed to modify certain dates relating to the delivery of the Thermo Fluids Inc. (“TFI”) financial statements, and also agreed to extend the stated termination date of the Amended Agreement to August 29, 2014 in order to provide the Company with additional time to convert certain TFI financial statements from U.S. GAAP to International Financial Reporting Standards, as is required in order for the Buyer to complete its financing process. In addition, the Amended Agreement adds Heckmann Environmental Services, Inc. (“HESI”), the Company’s wholly owned subsidiary, as a party. HESI is an intermediate holding company of Nuverra that owns all of TFI’s capital stock, and the Amended Agreement provides that the Buyer will purchase all of the stock of HESI directly from the Company. The Amended Agreement also revises other terms and provisions of the Agreement including, among others, terms and provisions relating to environmental matters, performance bonds and related indemnification obligations, the timing and requirements for the preparation and delivery of certain historical financial information relating to HESI and TFI, representations as to the ownership of TFI’s shares by HESI and the transfer of such shares to the Buyer, and various other representations, warranties and covenants relating to these and other matters.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Amended Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, TFI, HESI, or the Buyer. In particular, the assertions embodied in the representations and warranties contained in the Amended Agreement are qualified by information in that certain confidential Disclosure Schedule Supplement provided by the Company to the Buyer in connection with the signing of the Amended Agreement. The confidential Disclosure Schedule Supplement contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Amended Agreement. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk between the Buyer and the Company rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties in the Amended Agreement as characterizations of the actual state of facts about the Company, TFI, HESI, the Buyer or any other person or entity.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	Amended and Restated Stock Purchase Agreement dated as of June 24, 2014 between Nuverra Environmental Solutions, Inc. and VeroLube USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: June 30, 2014	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Stock Purchase Agreement dated as of June 24, 2014 between Nuverra Environmental Solutions, Inc. and VeroLube USA, Inc.